LETTERHEAD OF ARTHUR ANDERSEN LLP


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 20, 1996 included in Continental Waste Industries, Inc.'s Form 10-KSB for the year ended December 31, 1995 and to all references to our firm included in or made a part of this registration statement.


ARTHUR ANDERSEN LLP


Chicago, Illinois
August 8, 1996